Exhibit 99.1

For Immediate Release

Encore Capital Group Announces First Quarter 2007 Results

SAN DIEGO, May 8, 2007 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007:

•	Gross collections were $90.5 million, a 3% increase over the $87.6 million in the same period of the prior year.

•

Revenues from the debt purchasing business were $62.2 million, an 8% increase over the $57.6 million in the same period of the prior year. Revenues from the bankruptcy servicing business were $3.2 million compared to $2.9 million in the same period of the prior year.

•	Net income was $5.7 million, a 21% increase over the $4.7 million in the same period of the prior year.

•	Earnings per fully diluted share were $0.24, a 20% increase over the $0.20 in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense, and portfolio amortization, was $45.9 million, a 4% decrease from the $47.8 million in the same period of the prior year.

Commenting on the quarter, J. Brandon Black, President and CEO of Encore Capital Group, Inc., said, “The beginning of 2007 has been very positive for Encore. Our first quarter collections performance was one of the strongest in the Company’s history and we saw increasing productivity from our key strategic collection initiatives in India and the legal channel. Additionally, after the quarter closed, we finalized a buyout of the remaining contingent interest on our legacy secured lending facility.

“During the first quarter, we invested $45.4 million to purchase $2.5 billion in face value of debt. Our purchases were more concentrated this quarter in credit card portfolios as this asset class exhibited the best value during the period. While purchasing activity was strong in the first quarter, we continue to see elevated pricing levels across all asset classes. We are not expecting this pricing trend to change in the near term and are focused on building our business through continuous innovation, not by merely using traditional operating strategies,” continued Mr. Black.

Financial Highlights

Revenue recognized on receivable portfolios, as a percentage of portfolio collections, was 69% in the first quarter of 2007, compared with 66% in the first quarter of 2006. The higher revenue recognition rate was attributable to improvements in internal rates of return associated with several of our quarterly pool groups and the timing of recent purchases.

Encore Capital Group, Inc.

The Company generated $3.2 million in fee-based revenue during the first quarter of 2007, compared with $2.9 million in the first quarter of 2006, primarily through the Ascension Capital bankruptcy services business.

Total operating expenses for the first quarter of 2007 were $49.8 million, compared with $44.7 million in the first quarter of 2006. First quarter 2007 operating expenses included stock-based compensation expense of $0.8 million, operating expenses of $4.1 million related to Ascension Capital, which is a fee-based business, and the final costs related to the consideration of strategic alternatives of $0.1 million. Excluding these items, operating expenses were $44.7 million in the first quarter of 2007, compared with $38.3 million in the first quarter of 2006, while operating expense per dollar collected increased to 49% compared to 44%. This increase was primarily attributable to the increase in legal costs associated with our newer initiatives, which contributed to the decline in Adjusted EBITDA from the same period in the prior year.

Total interest expense was $6.2 million in the first quarter of 2007, compared to $8.0 million in the first quarter of 2006. The contingent interest component of interest expense was $3.2 million in the first quarter of 2007, compared with $4.7 million in the same period of the prior year.

Outlook

Commenting on the outlook for Encore Capital Group, Mr. Black said, “We are pleased with our performance in the first quarter. The progress we have made across many of our strategic initiatives is beginning to improve the profitability of the Company. We would caution, however, against using the first quarter earnings per share as a run rate for the rest of the year or assuming year-over-year increases in earnings per share for the remaining quarters of 2007. Specifically, in the second quarter of 2007, the buyout of the remaining contingent interest on our legacy secured lending facility will have a one-time negative impact of approximately $0.30 per share after taxes. However, the transaction is expected to be accretive over the long term from an earnings per share perspective and the Company will begin recognizing the earnings benefit of not having contingent interest in the third quarter of 2007.

“Earnings for the remainder of 2007 will be dependent on the level and timing of purchases and the continuation of the upfront costs associated with our new collection initiatives. While negatively impacting our short-term earnings, these investments are essential for maintaining our long-term competitive advantage in an environment of higher pricing for portfolio. We will also continue to experience the diminishing contribution from older, higher multiple portfolios. We reiterate our view that 2007 is the second year in a two-year investment. However, with each quarter, we are seeing more evidence that our new collection initiatives are working well, and should, in the long term, result in continued growth in collections and solid growth in revenues, earnings and cash flow,” continued Mr. Black.

Encore Capital Group, Inc.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss first quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future collections, revenues, profitability, cash flow, any non-GAAP financial measures referenced herein, income or loss (including our expectations regarding measures designed to increase portfolio liquidation and the resulting effect on revenue and profitability); and plans for future operations, products or services, as well as assumptions

Encore Capital Group, Inc.

relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot control, predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation, nor does the Company intend, to update or revise any forward-looking statements to reflect new information or future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	March 31, 2007 (Unaudited)	December 31, 2006 (A)
Assets
Cash and cash equivalents	$6,873	$10,791
Restricted cash	4,139	4,660
Accounts receivable, net	4,407	2,599
Investment in receivable portfolios, net	316,522	300,348
Property and equipment, net	5,200	5,249
Prepaid income tax	4,381	3,727
Purchased servicing asset	803	1,132
Forward flow asset	24,027	27,566
Other assets	23,210	21,903
Goodwill	13,735	13,735
Identifiable intangible assets, net	3,360	3,628

Total assets	$406,657	$395,338

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$19,570	$23,744
Accrued profit sharing arrangement	5,784	6,869
Deferred tax liabilities, net	13,245	10,667
Deferred revenue	2,387	2,156
Purchased servicing obligation	463	634
Debt	207,071	200,132

Total liabilities	248,520	244,202

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized,
22,797 shares and 22,781 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	228	228
Additional paid-in capital	67,854	66,532
Accumulated earnings	89,590	83,933
Accumulated other comprehensive income	465	443

Total stockholders’ equity	158,137	151,136

Total liabilities and stockholders’ equity	$406,657	$395,338

(A) Derived from the audited consolidated financial statements as of December 31, 2006.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues
Revenue from receivable portfolios, net	$62,153	$57,574
Servicing fees and other related revenue	3,222	2,906

Total revenues	65,375	60,480

Operating expenses
Salaries and employee benefits	17,186	16,279
Stock-based compensation expense	801	1,381
Cost of legal collections	17,621	11,278
Other operating expenses	5,744	6,446
Collection agency commissions	3,294	4,613
General and administrative expenses	4,271	3,733
Depreciation and amortization	869	960

Total operating expenses	49,786	44,690

Income before other income (expense) and income taxes	15,589	15,790

Other income (expense)
Interest expense	(6,155)	(7,951)
Other income	116	50

Total other expense	(6,039)	(7,901)

Income before income taxes	9,550	7,889
Provision for income taxes	(3,893)	(3,211)

Net income	$5,657	$4,678

Basic - earnings per share computation:
Net income available to common stockholders	$5,657	$4,678

Weighted average shares outstanding	22,783	22,681

Earnings per share – Basic	$0.25	$0.21

Diluted - earnings per share computation:
Net income available to common stockholders	$5,657	$4,678

Weighted average shares outstanding	22,783	22,681
Incremental shares from assumed conversion of stock options	531	1,132

Diluted weighted average shares outstanding	23,314	23,813

Earnings per share – Diluted	$0.24	$0.20

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2007	2006
Operating activities
Gross collections	$90,541	$87,616

Less:
Amounts collected on behalf of third parties	(129)	(168)
Amounts applied to principal on receivable portfolios	(28,476)	(29,579)
Servicing fees	31	51
Operating expenses	(50,896)	(41,580)
Interest payments	(3,391)	(2,187)
Contingent interest payments	(4,319)	(7,455)
Other income	116	50
Decrease (increase) in restricted cash	521	(1,090)
Income taxes	(1,899)	(249)
Excess tax benefits from stock-based payment arrangements	(52)	(730)

Net cash provided by operating activities	2,047	4,679

Investing activities
Purchases of receivable portfolios	(41,847)	(24,688)
Collections applied to principal of receivable portfolios	28,476	29,579
Proceeds from put-backs of receivable portfolios	953	1,148
Purchases of property and equipment	(552)	(265)

Net cash (used in) provided by investing activities	(12,970)	5,774

Financing activities
Proceeds from notes payable and other borrowings	7,000	3,000
Repayment of notes payable and other borrowings	—	(14,555)
Proceeds from exercise of common stock options	14	144
Excess tax benefits from stock-based payment arrangements	52	730
Repayment of capital lease obligations	(61)	(59)

Net cash provided by (used in) financing activities	7,005	(10,740)

Net decrease in cash	(3,918)	(287)
Cash and cash equivalents, beginning of period	10,791	7,026

Cash and cash equivalents, end of period	$6,873	$6,739

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock Option Expense, Ascension Capital Operating Expenses and Costs Related to the Consideration of Strategic Alternatives to

GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2007	2006
GAAP net income, as reported	$5,657	$4,678
Interest expense	6,155	7,951
Provision for income taxes	3,893	3,211
Depreciation and amortization	869	960
Amount applied to principal on receivable portfolios	28,476	29,579
Stock-based compensation expense	801	1,381

Adjusted EBITDA	$45,851	$47,760

GAAP total operating expenses, as reported	$49,786	$44,690
Stock-based compensation expense	(801)	(1,381)
Ascension Capital operating expenses	(4,120)	(4,978)
Costs related to the consideration of strategic alternatives	(116)	—

Operating expenses, excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives	$44,749	$38,331

# # #